Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors
US Global Nanospace, Inc.


We hereby consent to the incorporation by reference in the previously filed Registration Statement of US Global Nanospace, Inc. on Form S-8 (File No. 333-97213) of our report, dated June 16, 2004 appearing in this Annual Report on Form 10-KSB of US Global Nanospace, Inc. for the year ended March 31, 2004.


/s/Grobstein, Horwath, & Company LLP

Sherman Oaks, California
July 13, 2004